EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison LLP


                   [Letterhead of Brobeck Phleger & Harrison]






                                 April 18, 1996




Wells Fargo & Company
420 Montgomery Street
San Francisco, California 94163


                      Re:    Form S-8 Registration Statement

Ladies and Gentlemen:

                      We refer to your Form S-8 Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, regarding the issuance of shares of Common Stock under the Employee Savings Plan of First Interstate Bancorp. and plan interests therein, assumed by the Wells Fargo & Company (the "Company") in connection with the merger of First Interstate into the Company. We advise you that, in our opinion, when such shares of Common Stock have been issued and sold pursuant to the applicable provisions of the Company's Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                      BROBECK, PHLEGER & HARRISON